Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the secondary offering of 8,557,155 shares of Spirit AeroSystems Holdings, Inc.’s class A common stock, par value $0.01 per share, registered pursuant to a registration statement on Form S-3 (File No. 333-196516) filed on June 4, 2014, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$39,567.60	(1)

Legal Fees and Expenses	110,000

Accounting Fees and Expenses	58,250

Printing and Delivery Expenses	25,000

Transfer Agent and Registrar Fees	5,000

Total	$237,817.60

(1) Previously disclosed.